Exhibit 23

                       Consent of Independent Auditors


              We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-81566) pertaining to the 1991 Long-Term Incentive Plan of Wolohan Lumber Co. of our report dated February 19, 1999, with respect to the consolidated financial statements and schedules of Wolohan Lumber Co. included in Annual Report (Form 10-K) for the year ended December 26, 1998.

                                                        Rehmann Robson, P.C.
March 24, 1999
Saginaw, Michigan